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    As filed with the Securities and Exchange Commission on January 22, 1998
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                               __________________

                                   FORM 8-A/A
                               __________________

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               __________________

               TE PRODUCTS PIPELINE COMPANY, LIMITED PARTNERSHIP
             (Exact name of registrant as specified in its charter)

                         TEXAS                                                76-0329620
        (State of incorporation or organization)                 (I.R.S. Employer Identification No.)

                   2929 ALLEN PARKWAY
                     P.O. BOX 2521
                     HOUSTON, TEXAS                                           77252-2521
        (Address of principal executive offices)                              (Zip Code)

                               __________________

       Securities to be registered pursuant to Section 12(b) of the Act:

                  Title of each class                               Name of each exchange on which
                  to be so registered                               each class is to be registered
                  -------------------                               ------------------------------
              ___% SENIOR NOTES DUE 2008                                NEW YORK STOCK EXCHANGE
              ___% SENIOR NOTES DUE 2028                                NEW YORK STOCK EXCHANGE

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Securities Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Securities Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

 Securities Act registration statement file number to which this form relates:

                                   333-38473

       Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The securities to be registered are $180,000,000 principal amount of ___% Senior Notes due 2008 and $210,000,000 principal amount of ___% Senior Notes due 2028 (the "Notes") of TE Products Pipeline Company, Limited Partnership (the "Registrant"). A description of the Notes is set forth under the caption "Description of the Notes" in the preliminary prospectus dated January 22, 1998, which constitutes a part of the Registrant's Registration Statement on Form S-3 (Reg. No. 333-38473) and which was filed by the Registrant with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933. Such prospectus and description is incorporated herein by reference.


ITEM 2.  EXHIBITS.

         1.1 Registrant's Registration Statement on Form S-3 (Reg. No. 333-38473) (filed with the Commission on October 22, 1997, and incorporated herein by reference).

         4.1 Form of Agreement of Limited Partnership of the Partnership (filed as Exhibit 10.1 to TEPPCO Partners L.P.'s Registration Statement on Form S-3 (Reg. No. 33-32203) and incorporated herein by reference).

         4.2 Certificate of Limited Partnership of the Partnership (filed as Exhibit 10.2 to TEPPCO Partners L.P.'s Registration Statement on Form S-1 (Reg. No. 33-32203) and incorporated herein by reference).

         4.3 Form of Indenture between the Registrant and The Bank of New York, as Trustee, dated as of January ___, 1998 (filed as
                 Exhibit 4.3 to the Registrant's Registration Statement on Form S-3 (Reg. No. 333-38473) and incorporated herein by reference).

         5.1 Form of Notes (included in the Indenture referred to in Exhibit 4.3).





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                                   SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                TE PRODUCTS PIPELINE COMPANY,
                                                LIMITED PARTNERSHIP


                                                By: /s/ CHARLES H. LEONARD
                                                -----------------------------
                                                       Charles H. Leonard
                                                     Senior Vice President,
                                                    Chief Financial Officer
                                                         and Treasurer


Dated as of January 22, 1998





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